Exhibit 10.7

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (this "First Amendment") is made as of the 11th day of August, 2016, by and between the University of Pittsburgh Of the Commonwealth System of Higher Education, a non-profit corporation organized and existing under the laws of the Commonwealth of Pennsylvania ( “University") and iBio. Inc., ("Licensee").

WHEREAS, University and Licensee have previously entered into an Exclusive License Agreement with effective date of January 14, 2014; and

WHEREAS, the parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments to Agreement.

Article 3.2 of Agreement is hereby deleted and replaced in its entirety with the following:

"In addition, Licensee shall adhere to each of the following milestones:

(a)	Commence production of a plant-based peptide comprised of the Licensed Technology by March 31, 2014;

(b)	File an Investigational New Drug application (IND) covering the Licensed Technology with the FDA or Foreign equivalent by June 30, 2017;

(c)	Enrollment of first patient in a Phase I clinical trial or foreign equivalent covering the Licensed Technology by June 30, 2018;

(d)	Enrollment of first patient in a Phase Il clinical trial or foreign equivalent covering the Licensed Technology by June 30, 2020;

(e)	Enrollment of first patient in a Phase Ill clinical trial or foreign equivalent covering the Licensed Technology by June 30, 2023; and

(f)	Filing of the first BLA or foreign equivalent covering the Licensed Technology by June 30, 2027."

Article 3.3 of Agreement is hereby deleted and replaced in its entirety with the following:

"For a single time as of the Effective date this First Amendment, if a milestone in Section 3.2 has not been completed within the timeframe allotted, through no fault of Licensee, and following Commercially Reasonable Best Efforts of Licensee to meet such milestone, Licensee may request in writing from the University a six (6) month extension to meet such milestone and subsequent timeframes relying upon meeting such milestone ("First Request"), and University approval of such First Request shall not be unreasonably withheld. If after the First Request the same milestone is missed a second time or another milestone is missed, through no fault of Licensee, and following Commercially Reasonable Best Efforts of Licensee to meet such milestone, Licensee may request, in writing, a second extension to meet such milestone and subsequent timeframes relying upon meeting such milestone ("Second Request"), and Licensee shall be deemed to have fulfilled the milestone requirement if Licensee makes a penalty payment of [***]. In such case, in addition to the penalty payment required, Licensee and University shall negotiate a new time for attainment of such missed milestone and subsequent timeframes relying upon the meeting of a previous milestone will also be adjusted. If after the First Request or Second Request Licensee fails to meet any revised milestone date, University may terminate the License Agreement and upon termination all rights and interest to the Patent Rights and all other rights granted by University pursuant to Section 2.1 shall revert to University."

3.	Miscellaneous.

(a) Except as specifically amended above, all terms of the Agreement shall remain in full force and effect. To the extent that there are any inconsistencies between the terms of the Agreement and the terms of the First Amendment, the terms of this First Amendment shall prevail in effect.

(b) The parties acknowledge that this First Amendment and the Agreement set forth the entire understanding and intentions of the parties hereto as to the subject matter hereof and supersedes all previous understandings between the parties, written or oral, regarding such subject matter.

IN WITNESS WHEREOF, the parties represent and warrant that each has the authority to bind the party to this Agreement and hereto have executed this First Amendment as of the date first written above.

UNIVERSITY OF PITTSBURGH OF THE COMMONWEALTH SYSTEM OF HIGHER EDUCATION

By:	/s/ Marc S. Malandro
Name: Marc S. Malandro
Title: Associate Vice Chancellor for Technology Management and Commercialization

Reviewed and approved by OGC
University of Pittsburgh

By:
Date: 8/14/16

LICENSEE: IBIO, INC.

By:	/s/ Robert L. Erwin
Name: Robert L. Erwin
Title: President